EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-96332, No. 33-21569, No. 33-51965, No. 333-41077, No. 333-65995, No. 333-78941 and No. 333-74244 of Burlington Coat Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated August 12, 2002, appearing in this Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended June 1, 2002.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
August 27, 2002